December 27, 2023 Christine Barone VIA EMAIL/DOCUSIGN Re: Employment Agreement Dear Christine: We are pleased to offer you the full time position of Chief Executive Officer and President of Dutch Bros Inc. (the “Company”) pursuant to the terms of this letter agreement (the “Agreement”). This Agreement supersedes in full the Letter Agreement, dated November 9, 2022, between you and the Company. 1. Position; Duties. You have been serving as President of the Company. Beginning January 1, 2024 (the “Transition Date”), you will serve as Chief Executive Officer and President, reporting solely to the Company’s Board of Directors (the “Board”), working primarily from the Company’s offices in Phoenix, Arizona. You will have the duties and responsibilities assigned by the Company and as may be reasonably assigned from time to time consistent with your position, including operations, human resources, marketing, supply chain and information technology. You agree to devote your best efforts and full business time, skill and attention to the performance of your duties. You are also required to adhere to the general employment policies and practices of the Company that may be in effect from time to time, except that when the terms of this Agreement conflict with the Company’s general employment policies or practices, this Agreement will control. The Company may change your position, duties, work location and compensation from time to time in its discretion, subject to the terms and conditions set forth herein. 2. Cash Compensation. a. Salary. Beginning on the Transition Date, your annual base salary will be $750,000, less applicable deductions and withholdings, payable in accordance with the Company’s payroll practices, as may be in effect from time to time. b. Annual Bonus. Each year, you will be eligible to earn an annual incentive bonus, with a target equal to 100% of your annual base salary. Whether you receive a bonus, and the amount of any such bonus, will be determined by the Board in its sole discretion, and will be based upon achievement of performance objectives and such other criteria as may be determined by the Board. Any annual bonus shall be paid within 30 days after the Board’s determination that a bonus shall be awarded and in any event shall be paid by March 15 for the immediately preceding year, subject to your continued employment through such payment date. Exhibit 10.1

c. Long-Term Incentive Award. You will initially be eligible for an annual award of restricted stock units (“RSUs”) under the Company’s Long-Term Incentive Plan equal to $1,800,000 (the “LTIP Award”). The LTIP Award will be granted on or about March 1 each year, and will be subject to such vesting and other conditions the Board or its Compensation Committee may deem necessary or appropriate. d. Cell Phone/Internet. The Company will pay you with a monthly cell phone/internet allowance of $150. 3. Benefits. You will be eligible for the Company’s standard benefit programs, subject to the terms and conditions of such plans. The Company may, from time to time, change these benefits in its discretion. 4. At Will Employment; Severance. Your employment with the Company will be “at-will.” This means that either you or Company may terminate your employment at any time, with or without Cause (as defined in the Equity Plan), and with or without advance notice. You continue to be eligible for participation in the Company’s Severance and Change in Control Plan, and your Participation Agreement under the Severance Plan and Change in Control Plan, dated November 9, 2022, between you and the Company, remains in effect. 5. Confidentiality Obligations. As a condition of your employment, you must continue to abide by the Employee Confidentiality and Inventions Assignment Agreement, dated November 9, 2022, between you and the Company, which remains in effect. 6. Arbitration. To ensure the timely and economical resolution of disputes that may arise between you and the Company, both you and the Company mutually agree that pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by applicable law you will submit solely to final, binding and confidential arbitration any and all disputes, claims, or causes of action arising from or relating to: the negotiation, execution, interpretation, performance, breach or enforcement of this Agreement; or your employment with the Company (including but not limited to all statutory claims); or the termination of your employment with the Company (including but not limited to all statutory claims). BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH YOU AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTES THROUGH A TRIAL BY JURY OR JUDGE OR THROUGH AN ADMINISTRATIVE PROCEEDING. The Arbitrator will have the sole and exclusive authority to determine whether a dispute, claim or cause of action is subject to arbitration under this section and to determine any procedural questions which grow out of such disputes, claims or causes of action and bear on their final disposition. All claims, disputes, or causes of action under this section, whether by you or the Company, must be brought solely in an individual capacity, and will not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The Arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences in this paragraph are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class will proceed in a court of law rather than by arbitration. Any arbitration proceeding under this Arbitration section will be presided over by a single arbitrator and conducted by JAMS, Inc. (“JAMS”) under the then applicable JAMS rules for the resolution of employment disputes (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). You and the Company both have the right to be represented by legal counsel at any arbitration proceeding, at each party’s own expense. The Arbitrator will: (a) have the authority to compel adequate discovery for the resolution of the dispute; (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (c) be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. The Company will pay all JAMS arbitration fees in excess of the amount of court fees that would be required of you if the dispute were decided in a court of law. This section will not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and such applicable law is not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). Nothing in this section is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any final award in any arbitration proceeding hereunder may be entered as a judgment in the federal and state courts of any competent jurisdiction and enforced accordingly. 7. Miscellaneous. This Agreement (including the agreements referenced herein) is the complete and exclusive statement of your agreement with the Company on the subject matters herein, and supersedes and replaces any and all prior agreements or representations with regard to the subject matter hereof, whether written or oral. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified, amended or extended except in a writing signed by you and a member of the Board. This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and our respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties or rights hereunder without the express written consent of the Company. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provisions had never been contained herein. This Agreement and the terms of your employment with the Company will be governed in all aspects by the laws of the State of Arizona. DocuSign Envelope ID: 1D62A368-1B42-4C7F-A0B7-EA842D51E793

If you have any questions about this Agreement, please do not hesitate to call me. Best regards, ___________________________________________ Christine Schmidt Chief Administrative Officer ACCEPTED AND AGREED: ___________________________________________ Christine Barone Date: ______________________________ DocuSign Envelope ID: 1D62A368-1B42-4C7F-A0B7-EA842D51E793 December 27, 2023 /s/ Christine Schmidt /s/ Christine Barone